                                                                   EXHIBIT 10.47

================================================================================



                          BANYAN SYSTEMS INCORPORATED





                     Series A Convertible Preferred Stock
                                      and
                  Warrants to Purchase Series B and Series C
                          Convertible Preferred Stock


                  ------------------------------------------


                              PREFERRED STOCK AND
                          WARRANT PURCHASE AGREEMENT


                  ------------------------------------------







                                 March 5, 1998





================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                  SECTION 1.

               Authorization and Sale of the Shares and Warrants

1.1    Authorization of the Shares and Warrants............................... 1
1.2    Sale of the Shares and Warrants........................................ 2

                                  SECTION 2.

                               Closing; Delivery

2.1    Closing................................................................ 2
2.2    Delivery............................................................... 2

                                  SECTION 3.

                 Representations and Warranties of the Company

3.1    Organization and Standing, Articles of Organization and By-Laws........ 2
3.2    Corporate Power........................................................ 3
3.3    Subsidiaries........................................................... 3
3.4    Capitalization......................................................... 3
3.5    Authorization.......................................................... 4
3.6    Financial Information.................................................. 5
3.7    Outstanding Debt....................................................... 5
3.8    Absence of Liabilities................................................. 5
3.9    Absence of Certain Changes............................................. 6
3.10   Taxes.................................................................. 6
3.11   Employee Benefits; ERISA............................................... 7
3.12   Contracts; Insurance................................................... 8
3.13   5% Stockholders, Directors and Officers; Indebtedness.................. 9
3.14   Litigation............................................................. 9
3.15   Consents.............................................................. 10
3.16   Properties; Liens and Encumbrances.................................... 10
3.17   Leases................................................................ 10
3.18   Business of the Company and Switchboard............................... 11
3.19   Intellectual Property, etc............................................ 11
3.20   Minute Books.......................................................... 12
3.21   Offering.............................................................. 12
3.22   Compliance with Other Instruments..................................... 12

3.23   Employees............................................................. 12
3.24   Registration Rights................................................... 12
3.25   Environmental and Safety Laws......................................... 13
3.26   Disclosure............................................................ 13

                                  SECTION 4.

                 Representations and Warranties of Purchasers

4.1    Experience............................................................ 13
4.2    Investment............................................................ 13
4.3    Access to Data........................................................ 14
4.4    Authorization......................................................... 14

                                  SECTION 5.

                      Conditions to Closing of Purchasers

5.1    Representations and Warranties Correct................................ 14
5.2    Performance........................................................... 14
5.3    Opinion of Company's Counsel.......................................... 15
5.4    Compliance Certificate................................................ 15
5.5    Certificate of Vote of Directors Establishing a Class or Series
       of Stock.............................................................. 15
5.6    Directors............................................................. 15
5.7    Foothill Waiver....................................................... 15

                                  SECTION 6.

                       Conditions to Closing of Company

6.1    Representations and Warranties Correct................................ 15
6.2    Performance........................................................... 16
6.3    Compliance Certificate................................................ 16
6.4    Certificate of Vote of Directors Establishing a Class or Series
       of Stock.............................................................. 16

                                  SECTION 7.

                           Covenants of the Company

7.1    Basic Financial Information........................................... 16
7.2    Additional Information................................................ 17
7.3    Right of First Refusal................................................ 17
7.4    Amendment of Articles of Organization................................. 18
7.5    Availability of Common Stock for Conversion........................... 18

7.6    Use of Proceeds....................................................... 19
7.7    Put Right Upon Sale of Switchboard.................................... 19

                                  SECTION 8.

                      Restrictions on Transferability of
                  Securities; Compliance with Securities Act

8.1    Restrictions on Transferability....................................... 21
8.2    Certain Definitions................................................... 22
8.3    Restrictive Legend.................................................... 23
8.4    Notice of Proposed Transfers.......................................... 23
8.5    Requested Registration................................................ 24
8.6    Company Registration.................................................. 27
8.7    Expenses of Registration.............................................. 28
8.8    Registration Procedures............................................... 29
8.9    Indemnification....................................................... 30
8.10   Information by Holder................................................. 32
8.11   Limitations on Registration of Issues of Securities................... 32
8.12   Rule 144 Reporting.................................................... 32
8.13   Transfer or Assignment of Registration Rights......................... 33
8.14   "Market Stand-off" Agreement.......................................... 33
8.15   Rights Subject to Foothill Agreement.................................. 33
8.16   Terms of Preferred.................................................... 34
8.17   Right of First Offer.................................................. 34

                                  SECTION 9.

                                 Miscellaneous

9.1    Governing Law......................................................... 35
9.2    Survival.............................................................. 35
9.3    Successors and Assigns................................................ 35
9.4    Entire Agreement; Amendment........................................... 35
9.5    Notices, etc.......................................................... 35
9.6    Delays or Omissions................................................... 36
9.7    Rights; Separability.................................................. 36
9.8    Agent's Fees.......................................................... 36
9.9    Expenses.............................................................. 36
9.10   Titles and Subtitles.................................................. 37
9.11   Counterparts.......................................................... 37
9.12   Confidentiality....................................................... 37

SCHEDULES AND EXHIBITS

Schedule of Exceptions

Exhibit A -- Certificate of Vote of Directors Establishing a Class or
             Series of Stock
Exhibit B -- Form of Series B Warrant
Exhibit C -- Form of Series C Warrant
Exhibit D -- Proprietary Information and Inventions Agreement
Exhibit E -- Form of Opinion

                          Banyan Systems Incorporated
                               120 Flanders Road
                            Westboro, MA  01581-5013

                            ------------------------

                              PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT



HarbourVest Partners V-Direct Fund, L.P.
c/o HarbourVest Partners, LLC
One Financial Center
Boston, Massachusetts  02111


          The undersigned, Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), hereby agrees with you as follows:


                                  SECTION 1.

               Authorization and Sale of the Shares and Warrants
               -------------------------------------------------

          1.1  Authorization of the Shares and Warrants.  The Company has, or
               ----------------------------------------
before the Closing (as hereinafter defined) will have, authorized the issue and sale of 263,158 shares (the "Shares") of its Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), 65,790 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), and 65,790 shares of its Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred" and together with the Series A Preferred and the Series B Preferred, the "Preferred"), having the powers, preferences and rights set forth in the Company's Certificate of Vote of Directors Establishing a Class or Series of Stock (the "Certificate"), a copy of which is attached hereto as Exhibit A, and the issue and sale of warrants for the purchase of up to 65,790 shares of Series B Preferred (the "Series B Warrants") in substantially the form attached as Exhibit B hereto and up to 65,790 shares of Series C Preferred (the "Series C Warrants" and together with the Series B Warrants, the "Warrants") in substantially the form attached as Exhibit C hereto.

          1.2  Sale of the Shares and Warrants.  Subject to the terms and
               -------------------------------
conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to you and you will purchase from the Company, at the Closing, (x) 263,158 shares of Series A
                                            -
Preferred for an
aggregate purchase price of $9,900,000, (y) Series B Warrants to purchase up to
                                         -
65,790 shares of Series B Preferred for an aggregate purchase price of $50,000 and (z) Series C Warrants to purchase up to 65,790 shares of Series C Preferred
     -
for an aggregate purchase price of $50,000.


                                   SECTION 2.

                               Closing; Delivery
                               -----------------

          2.1  Closing.  The purchase and sale of the Shares and the Warrants
               -------
hereunder (the "Closing") shall be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on March 5, 1998.

          2.2  Delivery.  At the Closing, the Company will deliver to you a
               --------
certificate or certificates (in definitive form) in such denominations and registered in your name (or the name of your nominee), representing 263,158 shares of Series A Preferred, Series B Warrants to purchase up to 65,790 shares of Series B Preferred and Series C Warrants to purchase up to 65,790 shares of Series C Preferred against payment of the purchase price therefor by check, wire transfer, or such other form of payment as shall be mutually agreed upon by you and the Company.


                                   SECTION 3.

                 Representations and Warranties of the Company
                 ---------------------------------------------

          Except to the extent set forth on the Company's Schedule of Exceptions attached hereto (the "Schedule of Exceptions"), the Company hereby represents and warrants to you as follows:

          3.1  Organization and Standing, Articles of Organization and By-Laws.
               ---------------------------------------------------------------
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has furnished you with complete and correct copies of its Articles of Organization and By-Laws and, in each case, all amendments to the date of this Agreement.

          (b) Switchboard Incorporated ("Switchboard") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Switchboard is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. Switchboard has furnished you with complete and correct copies of its Articles of Organization and By-Laws and, in each case, all amendments to the date of this Agreement.

          3.2  Corporate Power.  Each of the Company and Switchboard has all
               ---------------
requisite corporate power and authority to own the properties owned by it and to carry on its business as now conducted or contemplated and the Company has all requisite corporate power and authority to enter into this Agreement and will have at the Closing all requisite corporate power to issue and sell the Shares and the Warrants, to issue the Series B Preferred and Series C Preferred initially issuable upon exercise of the Warrants, to issue the Common Stock initially issuable upon conversion of (x) the Shares, (y) the Series B Preferred
                                       -               -
issuable upon exercise of the Series B Warrants and (z) the Series C Preferred
                                                     -
issuable upon exercise of the Series C Warrants and to carry out and perform its obligations under the terms of this Agreement.

          3.3  Subsidiaries.  Other than as specified in the Schedule of Ex-
               ------------
ceptions attached hereto, the Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

          3.4  Capitalization.  The Company's authorized capital stock consists
               --------------
of (a) 25,000,000 shares of Common Stock, par value $.01 per share (the "Common
    -
Stock"), of which 17,767,158 shares are issued and outstanding, (b) 1,000,000
                                                                 -
shares of Preferred Stock, par value $.01 per share, of which 263,158 shares have been designated Series A Preferred, none of which are issued and outstanding, of which 65,790 shares have been designated Series B Preferred, all of which have been reserved for issuance upon exercise of the Series B Warrants, and of which 65,790 shares have been designated Series C Preferred, all of which have been reserved for issuance upon exercise of the Series C Warrants. The Schedule of Exceptions contains a complete and correct description of the percentage ownership of each subsidiary of the Company and, to the extent not wholly owned by the Company, beneficially and of record, the names (and the percentage ownership) of the other owners thereof. All the aforesaid issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered by such entity in compliance in all material respects with applicable federal and state securities laws, except where such noncompliance would not have a material adverse effect on the Company. Except as set forth in the Schedule of Exceptions, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company or any of its subsidiaries for the purchase or acquisition of any shares of its capital stock. The Company holds no shares of its capital stock in its treasury.

          3.5  Authorization.  All corporate action on the part of the Company,
               -------------
its directors and stockholders necessary for the due authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein and therein, and for the due authorization, issuance and delivery of the Shares, the Warrants, the Series B and C Preferred issuable upon exercise of the Warrants and of the Common Stock issuable upon conversion of the Shares and the Series B and C Preferred issuable upon exercise of the Warrants has been taken or will be taken prior to the Closing, except, in the case of the authorization, issuance and delivery of Common Stock upon conversion of the Series B and C Preferred issuable upon exercise of the Warrants, for approval by stockholders of the Company of an increase in the authorized number of shares of Common Stock. This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, and assuming the due authorization, execution and delivery of this Agreement by each other party hereto. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the issuance and sale of the Shares and the Warrants and the issuance of the Series B and C Preferred upon exercise of the Warrants and the issuance of the Common Stock issuable upon conversion of the Shares and the Series B and C Preferred issuable upon exercise of the Warrants will not result in any violation of or be in conflict with, or result in a breach of, or constitute a default under, any term or provision of any state or Federal law, ordinance, rule or regulation to which the Company is subject, or the Company's Articles of Organization or By-Laws, as amended and in effect on the date hereof, or any mortgage, indenture, agreement, instrument, judgment, decree, order or other similar restriction to which the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term, except, in the case of the issuance of and delivery of Common Stock upon conversion of the Series B and C Preferred issuable upon exercise of the Warrants, for approval by stockholders of the Company of an increase in the authorized number of shares of Common Stock, in each case except as would not have a material adverse effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. No stockholder has any preemptive right or rights of first refusal by reason of the issuance of the Shares or Warrants. The Shares, when issued in compliance with the provisions of this Agreement, and the

Series B and C Preferred, when issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable, and the Shares will be free of any liens or encumbrances. The Series B and C Preferred issuable upon exercise of the Warrants and the Common Stock issuable upon conversion of the Shares and the Series B and C Preferred have been duly authorized and validly reserved, are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable, except, in the case of the Common Stock issuable upon conversion of the Series B and C Preferred issuable upon exercise of the Warrants, stockholders of the Company must approve an increase in the authorized number of shares of Common Stock.

          3.6  Financial Information.  The Company has furnished you with (i)
               ---------------------                                       -
its unaudited consolidated balance sheet as of December 31, 1997 and statement of income and changes in financial position for the twelve-month period then ended and (ii) its audited consolidated balance sheet as of December 31, 1996
           --
and statement of income and changes in financial position for the twelve months ended December 31, 1996 (all of which are collectively referred to as the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof.

          3.7  Outstanding Debt.  Neither the Company nor Switchboard has any
               ----------------
outstanding indebtedness for borrowed money except as reflected on the Financial Statements and is not a guarantor or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing any such indebtedness.

          3.8  Absence of Liabilities.  Neither the Company nor Switchboard has
               ----------------------
any material liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which are not fully reflected or provided for on the Financial Statements, except as listed in the Schedule of Exceptions.

          3.9  Absence of Certain Changes.  Since December 31, 1996, except to
               --------------------------
the extent described in the Schedule of Exceptions (other than matters of a general economic or political nature that do not affect the business of the Company or Switch-board uniquely), there has not been any event or condition of any character which has materially adversely affected the Company's businesses, including but not limited to:

          (a) Any material adverse change in the condition, assets, liabilities or business of the Company or Switchboard;

          (b) Any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company or Switchboard;

          (c) Any declaration, setting aside or payment or other distribution in respect of any of the Company's or Switchboard's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or Switchboard; or

          (d) Any labor trouble, or any event or condition of any character, materially adversely affecting the business or plans of the Company or Switchboard.

          3.10 Taxes.  The Company and each of its subsidiaries has duly filed
               -----
within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the state of Massachusetts, and (except to the extent that the failure to file or pay, or such returns are not true and correct would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law; all such tax returns are true and correct in all material respects; and the Company and each of its subsidiaries has paid all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due or in respect of such tax returns and reports (except to the extent that the failure to file or pay, or such returns are not true and correct would not have a material adverse effect on the condition or operations of the Company). The Company knows of (i) no other tax returns or reports which were
                                 -
previously required to be filed which have not been so filed and (ii) no unpaid
                                                                  --
assessment for additional taxes for any fiscal period or any basis therefor, except to the extent that the failure to file or pay would not have a material adverse effect, on the conditions or operations of the Company. The Company's federal income tax returns have not been audited by the Internal Revenue Service.

          3.11 Employee Benefits; ERISA.  (a)  With respect to each employee
               ------------------------
benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (an "Employee Benefit Plan")
maintained by the Company or an "ERISA Affiliate" (as defined below): (i) such
                                                                       -
plan has been administered and operated in compliance with its terms and the applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no event has occurred and there exists no
                       --
circumstance under which the Company could incur liability under ERISA, the Code, or otherwise (other than for contributions or benefits paid or payable in the ordinary course of operation of such plan); (iii) there are no actions,
                                                 ---
suits or claims pending or threatened with respect to any Employee Benefit Plan or against the assets or a fiduciary of any Employee Benefit Plan; (iv) no
                                                                    --
"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is not covered by an applicable exemption has occurred; (v) no
                                                                         -
"reportable event" (as defined in Section 4043 of ERISA) has occurred; (vi) all
                                                                        --
contributions and premiums due have been paid on a timely basis; and (vii) all
                                                                      ---
contributions made under any Employee Benefit Plan intended to be tax deductible meet the requirements for deductibility under the Code, in each case except as would not have a material adverse effect on the Company. As used herein, the term "ERISA Affiliate" refers to any organization that is (x) a member of a
                                                           -
"controlled group" of which the Company is a member or (y) under "common
                                                        -
control" with the Company within the meaning of Section 414(b) and (c) of the Code.

          (b) Each Employee Benefit Plan maintained by the Company or an ERISA Affiliate that is intended to qualify under Section 401(a) of the Code has received a favorable letter of determination from the Internal Revenue Service that it so qualifies and that its related trust is exempt from taxation under
Section 501(a) of the Code. No event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such Employee Benefit Plan or trust under Sections 401(a) or 501(a) of the Code.

          (c) No Company or ERISA Affiliate benefit plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, or a "multiple employer plan" within the meaning of Section 413 of the Code.

          (d) Except as set forth in the Schedule of Exceptions, neither the approval or execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any individual to severance pay
                                     -
or (ii) accelerate the time of payment or vesting of, or increase the amount of,
    --
compensation due to any individual.

          3.12 Contracts; Insurance.  Except as set forth in the Schedule of
               --------------------
Exceptions, neither the Company nor Switchboard has any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) that is material to the Company or the Company and Switchboard, taken as a whole (within the meaning of Regulation S-K, Item 601, Section 10), including without limitation the following, to the extent material:

          (a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, incentive compensation, perquisite, stock bonus, retirement, stock option, stock purchase, severance or termination pay plan, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company or Switchboard and agreements among shareholders and the Company or Switchboard or any Employee Benefit Plan;

          (b) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's or Switchboard's property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

          (c) Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

          (d) Agreements with any labor union or collective bargaining organization or other labor agreements;

          (e) Any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

          (f) Any indenture, agreement or other document (including private placement brochures) relating to the sale or repurchase of shares;

          (g) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company or Switch-board is a party;

          (h) Agreements limiting the freedom of the Company or Switchboard to compete in any line of business or in any geographic area or with any person;

          (i) Agreements providing for disposition of the business, assets or shares of the Company or Switchboard, agreements of merger or consolidation to which the Company or Switchboard is a party or letters of intent with respect to the foregoing;

          (j) Licenses, agreements or arrangements providing for the use of or limiting the use of Intellectual Property;

          (k) Letters of intent or agreements with respect to the acquisition of the business, assets or shares of any other business; and

          (l) Insurance policies, health insurance plans, medical plans or any benefit plans.

          The Company and Switchboard have complied with all the material provisions of all said contracts, obligations, licenses, agreements, plans, arrangements, and commitments and is not in default thereunder, except where the failure to so comply would have a material adverse effect on the Company.

          The Purchaser has been supplied with a true and correct copy of each of the written contracts and a true and correct description of the oral contracts which are referred to on the Schedule of Exceptions, together with all material amendments, waivers or other changes to all such documents.

          The Company maintains insurance for itself and Switchboard which the Company believes is customary in its industry.

          3.13 5% Stockholders, Directors and Officers; Indebtedness.  Set forth
               -----------------------------------------------------
in the Schedule of Exceptions is a correct and complete list or description of all indebtedness of the Company and Switchboard to their respective officers, directors or 5% stockholders or, to the Company's knowledge, any of their respective spouses or relatives, and of all indebtedness of such persons to the Company and Switchboard and of all contractual arrangements between the Company or Switchboard or any officer, director or 5% stockholder of the Company or, to the Company's knowledge, any of their respective spouses or relatives.

          3.14 Litigation.  Except as set forth in the Schedule of Exceptions,
               ----------
there is no pending or, to the Company's knowledge and belief, threatened action, suit, proceeding or claim, or any basis therefor, whether or not purportedly on behalf of the Company, to which the Company or Switchboard is or, to the Company's knowledge, may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole would have a material adverse effect on the condition, financial or otherwise, or operations of the Company or Switchboard; and the Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which claim individually or collectively with other such unasserted claims if granted would have a material adverse effect on the condition, financial or otherwise, or operations of the Company or Switchboard.

          3.15 Consents.  No consent, approval, qualification, order or author-
               --------
ization of, or filing with, any governmental authority is required in connection with the Company's valid execution, delivery or performance of this Agreement, or the offer, issue or sale of the Shares or Warrants by the Company, the issuance of Series B and C Preferred upon exercise of the Warrants, the issuance of Common Shares upon conversion of the Shares or the Series B and C Preferred issued upon exercise of the Warrants, or the consummation of any other transaction contemplated on the part of the Company hereby, (i) except the
                                                             -
filing of the Certificate of Vote of Directors Establishing a Class or Series of Stock with the Secretary of State of the Commonwealth of Massachusetts, (ii)
                                                                         --
except, in the case of the issuance of Common Stock issuable upon conversion of the Series B and C Preferred issuable upon exercise of the Warrants, approval by the stockholders of the Company of an increase in the authorized number of shares of Common Stock and the filing of Articles of Amendment reflecting such increase and (iii) except where the failure to obtain such consent will not have
              ---
a material adverse effect on the Company.

          3.16 Properties; Liens and Encumbrances.  Neither the Company nor
               ----------------------------------
Switchboard owns any real property and each has a valid and indefeasible ownership interest in all its other property and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except (i) as listed on the Schedule of Exceptions
                                 -
hereto; or (ii) tax, materialmen's or like liens for obligations not yet due or
            --
payable or being contested in good faith by appropriate proceedings, except where the failure to have such an ownership interest would not have a material adverse effect on the condition of the Company.

          3.17 Leases.  Set forth on the Schedule of Exceptions is a correct and
               ------
complete list (including the amount of rents called for and a description of the leased property) of all material to the Company (within the meaning of Reg. S-K,
Item 601, Section 10) leases, whether for real or personal property, under which the Company or Switchboard is a lessee. Neither the Company nor Switchboard is in default under such leases in any material respect.

          3.18 Business of the Company and Switchboard.  There is no pending
               ---------------------------------------
nor, to the Company's knowledge and belief, any threatened claim or litigation, or to the Company's knowledge any basis therefor, against the Company or Switchboard contesting its right to develop, produce, manufacture, license, lease, sell or use any product, process, method, substance, part or other material presently developed, produced, manufactured, licensed, leased, sold or used or planned to be developed, produced, manufactured, licensed, leased, sold or used by the Company or Switchboard in connection with the operations of the Company or Switchboard except for claims if determined adversely to the Company or Switchboard would not have a material adverse effect to the operations or conditions, financial or otherwise, of the Company; and the Company has no knowledge that (i) there exists, or there is pending or planned, any patent,
                -
invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would materially adversely affect the con-dition, financial or otherwise, or the operations of the Company; or (ii) there
                                                                      --
is any other factor (other than fire, flood, accident, act of war or civil commotion, or any other cause or event beyond the control of the Company), in each case which would materially adversely affect the condition, financial or otherwise, or the operations of the Company. The Company has delivered to you complete and correct copies of (a) its annual report to stockholders for the
                                -
fiscal year ended December 31, 1996 (the "Annual Report") and (b) its annual
                                                               -
report on Form 10-K for such fiscal year as filed with the Securities and Exchange Commission (the "Form 10-K"). The Form 10-K complies in all material respects with Regulation S-K, Item 101.

          3.19 Intellectual Property, etc.  (a)  Each of the Company and
               ---------------------------
Switchboard has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company and neither the Company nor Switchboard is in default in any material respect under any of such franchises, permits, licenses or other similar authority. Each of the Company and Switchboard is the exclusive owner of all right, title and interest in and or has the valid and legal right to use all intellectual property and proprietary rights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others, in each case, except as would not materially and adversely affect the operations or condition, financial or otherwise, of the Company. Neither the Company nor Switchboard has received any notice that the conduct of its business infringes upon or conflicts with the asserted rights of others and has any knowledge that any person is infringing upon or in conflict with its asserted rights in any material respect.

          (b) Each person employed by the Company who develops or has access to Intellectual Property and proprietary information of the Company, has executed and delivered to the Company a Proprietary Information and Inventions Agreement substantially in the form of Exhibit C hereto.

          3.20 Minute Books.  The minute books of the Company provided to your
               ------------
special counsel contain minutes of all meetings of directors and stockholders since January 1, 1995.

          3.21 Offering.  The offer, issuance and sale of the Shares and
               --------
Warrants as contemplated by this Agreement are exempt from the registration re-quirements of the Securities Act of 1933, as amended (the "Securities Act," which term shall include any successor federal statute), and from any registration or filing requirements of any applicable state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would reasonably be expected to cause the retroactive loss of such exemption.

          3.22 Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation of any term of its Articles of Organization or By-Laws, in each case, as in effect on the date hereof. The Company is not (and consummation of the transactions contemplated by this Agreement will not cause the Company to be) in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

          3.23 Employees.  To the best of the Company's knowledge and belief, no
               ---------
employee of the Company or any of its subsidiaries, is in violation of any term of any employment contract, patent disclosure agreement or non-competition agreement. There is no pending or, to the Company's knowledge and belief, threatened action, suit, proceeding or claim, or to its knowledge any basis therefor or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees. Except as set forth on the Schedule of Exceptions, to the knowledge of the Company, each employee of the Company is an "employee at will" and may be terminated by the Company without any contractual severance payment to such employee.

          3.24 Registration Rights.  Except as provided for in this Agreement
               -------------------
and as set forth in the Schedule of Exceptions, the Company is not under any obligation to register (as defined in Section 8.2 below) any of its currently outstanding securities or any of its securities which may hereafter be issued.

          3.25 Environmental and Safety Laws.  The Company is not in violation
               -----------------------------
of any applicable statute, law or regulation relating to the environment or occupational health and safety except violations which would not materially adversely affect the operations or condition, financial or otherwise, of the Company, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          3.26 Disclosure.  This Agreement and the Schedule of Exceptions do not
               ----------
contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.


                                  SECTION 4.

                 Representations and Warranties of Purchasers
                 --------------------------------------------

          You hereby represent and warrant to the Company as follows:

          4.1  Experience.  You have sufficient knowledge and experience in
               ----------
investing in companies similar to the Company so as to be able to evaluate the risks and merits of your investment in the Company and are financially able to bear the risks thereof.

          4.2  Investment.  You are acquiring the Shares and Warrants for
               ----------
investment for your own account and not with the view to, or for resale in connection with, any distribution thereof, and, except as contemplated by this Agreement and the exhibits hereto, you have no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof, provided that the disposition of your property shall at
                         --------
all times be within your control. You understand that the Shares and Warrants, the Series B Preferred and the Series C Preferred issuable upon exercise of the Warrants and the Common Stock issuable upon conversion of the Shares and of the Series B Preferred and the Series C Preferred have not been registered under the Securities Act by reason of specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

          4.3  Access to Data.  You have had an opportunity to discuss the
               --------------
Company's business, management and financial affairs with its management and have had the opportunity to review the Company's facilities.

          4.4  Authorization.  All partnership action on your part necessary for
               -------------
the due authorization, execution, delivery and performance by you of this Agreement and the consummation of the transactions contemplated herein has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of you, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, and assuming the due authorization, execution and delivery of this Agreement by each other party hereto. The execution, delivery and performance by you of this Agreement and compliance herewith will not result in any violation of or be in conflict with, or result in a breach of, or constitute a default under, any term or provision of any state or Federal law, ordinance, rule or regulation to which you are subject, or your Partnership Agreement, as in effect on the date hereof, or any mortgage, indenture, agreement, instrument, judgment, decree, order or other similar restriction to which you are a party or by which you are bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of your properties or assets pursuant to any such term.


                                  SECTION 5.

                      Conditions to Closing of Purchasers
                      -----------------------------------

          Your obligation to purchase the Shares and Warrants to be purchased by you at the Closing is subject to the fulfillment to your satisfaction on or prior to the date of the Closing of each of the following conditions:

          5.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Company herein and pursuant hereto shall have been true and correct in all respects when made, and shall be true and correct in all respects on the date of the Closing with the same force and effect as if they had been made at and as of the date of the Closing, except for such changes resulting from consummation of the transactions contemplated by this Agreement.

          5.2  Performance.  All covenants, agreements and conditions contained
               -----------
in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with in all respects and at such time the Company shall not be in default in the performance of or compliance with any of the provisions of this Agreement or of its Articles of Organization.

          5.3  Opinion of Company's Counsel.  You shall have received from Hale
               ----------------------------
and Dorr LLP, counsel to the Company, an opinion addressed to you, dated the date of the Closing, and in substantially the form attached as Exhibit E hereto.

          5.4  Certificate of Vote of Directors Establishing a Class or Series
               ---------------------------------------------------------------
of Stock.  The Company shall have duly filed with the Secretary of State of the
--------
State of Massachusetts the Certificate of Vote of Directors Establishing a Class or Series of Stock and the Articles of Organization, as so amended, shall be in full force and effect and shall not have been further amended.

          5.5  Directors.  Robert M. Wadsworth, as the representative of the
               ---------
holders of the Series A Preferred, shall have been elected to the Board of Directors of the Company. The Company shall have fixed the number of directors at eight.

           5.6 Foothill Waiver.  Foothill Capital Corporation shall have
               ---------------
consented to the transactions contemplated hereby.


                                   SECTION 6.

                        Conditions to Closing of Company
                        --------------------------------

          The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

          6.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by you herein and pursuant hereto shall have been true and correct in all respects when made, and shall be true and correct in all respects on the date of the Closing with the same force and effect as if they had been made at and as of the date of the Closing, except for such changes resulting from consummation of the transactions contemplated by this Agreement.

          6.2  Performance.  All covenants, agreements and conditions contained
               -----------
in this Agreement to be performed or complied with by you on or prior to the Closing shall have been performed or complied with in all respects and at such time you shall not be in default in the performance of or compliance with any of the provisions of this Agreement.

          6.3  Certificate of Vote of Directors Establishing a Class or Series
               ---------------------------------------------------------------
of Stock.  The Company shall have duly filed with the Secretary of State of the
--------
State of

Massachusetts the Certificate of Vote of Directors Establishing a Class or Series of Stock and the Articles of Organization, as so amended, shall be in full force and effect and shall not have been further amended.


                                   SECTION 7.

                            Covenants of the Company
                            ------------------------

          The Company hereby covenants and agrees, so long as you own any Shares or any Common Stock issued upon conversion of Shares and prior to the sale of all or substantially all of the assets or business of the Company, by merger, asset sale or otherwise, as follows:

          7.1  Basic Financial Information.  The Company will furnish the
               ---------------------------
following reports to you so long as you hold Series A Preferred representing at least 1% of the total number of outstanding shares of Common Stock (on a fully diluted basis and assuming the conversion of Preferred Stock into Common Stock):

          (a) Copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

          (b) As soon as available (but in any event within sixty days prior to the commencement of its fiscal year) a summary of the business plan and financial plan of the Company for the next fiscal year, as contained in its operating plan approved by the Company's Board of Directors. Any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors.

          7.2  Additional Information.  So long as you own 50% of the Shares (or
               ----------------------
any Common Stock issued upon conversion thereof) purchased pursuant to this Agreement, the Company will permit you to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers, all at such reasonable times and as often as any such person may reasonably request.

          7.3  Right of First Refusal.  So long as you own 25% of the Shares
               ----------------------
purchased pursuant to this Agreement, the Company hereby grants to you the right of first refusal to purchase your pro rata share (which for purposes of this
Section 7.2 shall be a fraction, the numerator of which is (a) the number of
                                                            -
shares of Common Stock, including shares of Preferred and other securities convertible into or ex-
changeable for Common Stock, held by you and (b) the denominator of which is the
                                              -
number of shares of Common Stock, on a fully diluted basis, then outstanding) of New Securities (as defined in this Section 7.3) which the Company may, from time to time, propose to sell and issue in a private equity financing. This right of first refusal shall be subject to the following provisions:

          (a) "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock; provided that the term "New
                                                    --------
Securities" does not include (i) securities purchased under this Agreement or
                              -
issuable upon conversion or exercise of such Securities; (ii) securities offered
                                                          --
to the public pursuant to a registration statement filed pursuant to the Securities Act; (iii) securities issued pursuant to the acquisition of another
                 ---
corporation by the Company by merger, purchase of substantially all the assets or other reorganization; (iv) any borrowings, direct or indirect, from financial
                          --
institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by or involving any type of debt or equity instrument, provided that such equity is, in the good
                                   --------
faith judgment of the Board of Directors of the Company, ancillary to such borrowing; (v) securities issued to employees, consultants, advisors, officers
            -
or directors of the Company or any subsidiary of the Company pursuant to any stock option plan or stock purchase or stock bonus arrangement or employment letter, agreement or arrangement in effect on the date hereof or hereafter approved by the Board of Directors or (vi) securities issued or issuable
                                       --
pursuant to the Securities Issuance Agreement dated as of September 4, 1997 between Foothill Capital Corporation and the Company (the "Foothill Agreement"), including shares issuable upon exercise of the warrants issued pursuant thereto;
(vii) shares of capital stock issued as a dividend to holders of such class of
 ---
capital stock or upon any subdivision or combination of shares of such class of capital stock; or (viii) securities which rank junior to the Shares on
                   ----
liquidation, provided that such securities do not contain any redemption
             --------
provisions (other than redemption rights solely at the option of the Corporation).

          (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give you written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. You shall have ten days from the date of receipt of any such notice to agree to purchase your pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event you fail to exercise your right of first refusal within said 10-day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 30 days from the date of said agreement) to sell the New Securities respecting which your option was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said 90-day period or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to you in the manner provided above.

          (d) The rights set forth in this Section 7.3 and in Sections 7.1 and
7.2 shall not be transferrable, by operation of law or otherwise, may not be assigned to any person and are not transferable to the transferee of assignee of any of your shares.

          7.4 Amendment of Articles of Organization.  The Company should use
              -------------------------------------
its best efforts to obtain stockholder approval of an amendment to the Articles of Organization increasing the number of authorized shares of Common Stock to 35,000,000 no later than June 30, 1998.

          7.5 Availability of Common Stock for Conversion.  The Company will
              -------------------------------------------
reserve 2,631,580 shares of Common Stock for issuance upon conversion of the Shares and, subject to stockholder approval, 1,315,800 shares of Common Stock for issuance upon conversion of the Series B and C Preferred issuable upon exercise of the Warrants. The Company will not issue or agree to issue any shares of Common Stock or options, rights or warrants to purchase Common Stock or securities convertible into or exchangeable for Common Stock or take any other action if, after giving effect thereto, the number of shares of Common Stock remaining unissued and duly reserved for issuance upon conversion of the Shares and the Series B and C Preferred issuable upon exercise of the Warrants shall be insufficient to permit conversion of all the then outstanding shares of Series A Preferred and the Series B and C Preferred issuable upon exercise of the Warrants after giving effect to any adjustment in the Conversion Price as a result of such action (other than any Shares that are required to be redeemed and any Warrants that are terminated).

          7.6 Use of Proceeds.  The Company will use the proceeds from the sale
              ---------------
of the Shares to fund the operations of the business of the Company and its subsidiaries and for general working capital purposes.

          7.7  Put Right Upon Sale of Switchboard.  (a)  The Company hereby
               ----------------------------------
grants to you the right to sell to the Company, and the Company hereby agrees to purchase from you (the "Put"), upon a Liquidity Event (as defined in clause (c) below), (1) 131,579 shares of Series A Preferred plus (2) to the extent not
         -                                             -
expired, Series B Warrants purchased by you pursuant to this Agreement exercisable for up to 32,895 shares of Series B Preferred plus (3) to the extent
                                                                -
not expired, Series C Warrants purchased by you pursuant to this Agreement exercisable for up to 32,895 shares of Series C Preferred (in each case as adjusted for stock splits, combinations and the like), in exchange for the Put Amount (as defined in clause (b) below). In the event that some or all of the shares of Series A Preferred purchased by you pursuant to this Agreement are converted into shares of Common Stock prior to the closing of your exercise of the Put, the shares deliverable by you to the Company under (1) above may consist of a combination of shares of Common Stock and Series A Preferred in such ratio as the number of shares of Common Stock held by you that were converted from Series A Preferred bears to the number of shares of Series A Preferred held by you that were not so converted. In the event that the Company at any time sells or otherwise transfers any of its shares of capital stock of Switchboard other than in a Liquidity Event, the number of shares of Series A Preferred set forth in clause (1) above and the number of Warrants set forth in clauses (2) and (3) above shall each be adjusted by multiplying such respective number of shares and Warrants by the Adjustment Amount. The "Adjustment Amount" shall equal the lesser of (A) one and (B) one minus a fraction, the numerator of which is the amount by which the Company's percentage ownership in Switchboard (on a fully diluted basis) is reduced as a result of any such sales or transfers and the denominator of which is the Company's percentage ownership in Switchboard (on a fully diluted basis) without giving effect to any such sales or transfers. For purposes of this Agreement, any reference to share ownership on a "fully diluted basis" shall be calculated by determining the number of outstanding shares of common stock, assuming the conversion of all convertible securities into common stock and the exercise of all outstanding options, warrants and other rights to purchase common stock (whether or not such options, warrants or other rights are vested).

          (b)  The Put Amount shall equal (1) an aggregate of the product of (A)
                                           -
90% of your percentage ownership of the Common Stock of the Company (on a fully diluted basis) immediately prior to your delivery of shares and warrants pursuant to the first sentence of clause (a) above times (B) without duplication, the sum of (i) the aggregate after tax proceeds (as estimated in good faith by the Board of Directors of the Company) received by the Company in connection with the Liquidity Event, (ii) the aggregate of the value of any
                                      --
dividends paid by Switchboard to the Company from the date hereof to, but not including, the Liquidity Event plus (iii) the product of (x) the fully diluted
                                     ---
percentage ownership interest of the Company in Switchboard immediately prior to the Liquidity Event times (y) the after tax proceeds (as estimated in good faith by the Board of Directors of the Company), if any, received by Switchboard in connection with such Liquidity Event. To the extent the proceeds received by the Company in the Liquidity Event with respect to which you are exercising the Put are a combination of cash and property, the Company shall pay you, and you shall be entitled to receive, the Put Amount in cash and property received in connection with the Liquidity Event.

          (c) The Put may be exercised if (i) Switchboard, in one or more series
                                           -
of related transactions, sells all or substantially all of its property and assets or (ii) the Company sells its capital stock of Switchboard, or
           --
Switchboard sells its capital stock or is acquired by another entity by means of merger or consolidation resulting in the exchange of outstanding shares of Switchboard for securities issued or other consideration paid by the acquiring corporation, or any similar transactions, in each case after the consummation of which stockholders of Switchboard immediately prior to such transaction own 50% or less of the voting securities of Switchboard (any such event being referred to herein as a "Liquidity Event").

          (d) The Put may be exercised at any time within 30 days after the Liquidity Event by delivery to the Company of the securities referred to in the first sentence of clause (a) above against the payment of the Put Amount.

          (e) The Company hereby agrees to use its commercially reasonable best efforts to give you 30 days prior notice of any proposed Liquidity Event and in any event to give you prompt notice of the occurrence of a Liquidity Event.

          (f) The Company agrees to use its reasonable best efforts to structure the Liquidity Event so that, in lieu of exercising the Put, you may sell the securities referred to in clause (a) above (or stock or assets of Switchboard exchanged for such securities) directly to the purchaser of the assets or stock of Switchboard for the Put Amount (measured on a pre-tax basis), provided that
                                                                 --------
such structure does not negatively impact the Company.

          (g) If the funds of the Company legally available for the purchase of securities pursuant to your exercise of the Put are insufficient to purchase the number of shares and Warrants required under this Section to be purchased on such date, those funds which are legally available will be used to purchase the maximum possible number of such shares and warrants ratably on the basis of the number of shares and warrants that would be purchased on such date if the funds of the Company legally available therefor had been sufficient to purchase all shares and warrants required to be purchased on such date. At any time thereafter when additional funds of the

Company become legally available for the purchase of shares and warrants, such funds will be used, at the end of the next succeeding fiscal quarter, to purchase the balance of the shares and warrants that the Company was theretofore obligated to purchase, ratably on the basis set forth in the preceding sentence.

          (h) The provisions of paragraph (a)-(g) above shall terminate and be of no further force and effect upon the earlier of (x) the closing of an
                                                    -
acquisition of the Company, through (i) sale of all or substantially all of its property and assets or (ii) by means of merger or consolidation resulting in the exchange of outstanding shares of the Company for securities issued or other consideration paid by the acquiring corporation, or any similar transactions, in each case after the consummation of which stockholders of the Company immediately prior to such transaction own 50% or less of the voting securities of the Company and (y) the spinoff of Switchboard to the stockholders of the
                    -
Company.


                                  SECTION 8.

                      Restrictions on Transferability of
                  Securities; Compliance with Securities Act
                  ------------------------------------------

          8.1  Restrictions on Transferability.  The Shares and Warrants shall
               -------------------------------
not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 8.14 hereof, to assist in an orderly distribution. You will cause any proposed transferee of Shares or Warrants held by you to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

          8.2  Certain Definitions.  As used in this Section 8, the following
               -------------------
terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Holder" shall mean any holder of the outstanding Shares or Registrable Securities which have not been sold to the public.

          "Initiating Holders" shall mean you or your assignees under Section
8.13 hereof who in the aggregate are Holders of more than 50% of the Registrable Securities which have not been sold to the public.

          "Registrable Securities" shall mean (i) Common Stock issued or
                                               -
issuable upon conversion of the Series A Preferred or Series B or C Preferred Stock issued or issuable upon exercise of the Warrants and (ii) any Common Stock
                                                            --
issued in respect of securities issued pursuant to the conversion of the Shares upon any stock split, stock dividend, recapitalization or similar event. Notwithstanding the foregoing, shares that are Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a registration
                                    -
statement, (ii) upon eligibility for sale pursuant to Rule 144 under the
            --
Securities Act (other than clause (k) thereunder) or (iii) upon any sale or
                                                      ---
transfer in any manner to a person or entity which is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include shares issuable upon conversion of shares or upon exercise of warrants even if such conversion or exercise has not yet been effected.

          The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 8.5 and 8.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other security holders, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the Warrants and the securities of the Company required to bear or bearing the legend set forth in Section 8.3 hereof.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and the fees and expenses of each selling Holder's own counsel (other than the counsel selected to represent all selling Holders).

          8.3  Restrictive Legend.  Each certificate representing (i) the Series
               ------------------                                  -
A Preferred, (ii) the Series B Preferred, (iii) the Series C Preferred, (iv) the
              --                           ---                           --
Company's Common Stock issued upon conversion of the Series A, B or C Preferred, or (iv) any other securities issued in respect of the Series A, B or C Preferred
    --
or the Common Stock issued upon conversion of the Series A, B or C Preferred, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act or sold pursuant to Rule 144 or Regulation A thereunder) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received the opinion referred to in Section 8.4 to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

          8.4  Notice of Proposed Transfers.  The holder of each certificate
               ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 8.5 and 8.6 hereof), including without limitation the issuance of shares upon any exercise of a Warrant to a person other than the registered holder of such Warrant, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of Debevoise & Plimpton or legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

           8.5 Requested Registration.
               ----------------------

           (a) Request for Registration.  If prior to March 5, 2005 the Company
               ------------------------
shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

           (i) promptly give written notice of the proposed registration to all other Holders; and

          (ii) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, appropriate compliance with applicable regulations issued under the Securities Act and listing on appropriate exchanges) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company; provided
                                                                        --------
     that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.5:

               (A) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, or in which the cost of the foregoing is unreasonable in light of the number of Registrable Securities requested to be sold in such jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

               (B) After the Company has effected two such registrations pursuant to this Section 8.5(a) and such registrations have been declared or ordered effective.

Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as reasonably practicable, after receipt of the request or requests of the Initiating Holders.

          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 8.5(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but except as provided in the last sentence of Section 8.5(b) below the Company shall have no right to include any of its securities in any such registration.

          (b) Underwriting.  If the Initiating Holders intend to distribute the
              ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 8.5 and the Company shall include such information in the written notice referred to in Section 8.5(a)(i) above. The right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 8.5, or if holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 8. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (including, without limitation, customary indemnification and contribution provisions on the part of the Company) with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company; provided that such underwriting agreement
                                      --------
shall not provide for indemnification or contribution obligations on the part of Holders greater than the obligations of the Holders pursuant to Section 8.9(b) unless agreed to by such Holders. Notwithstanding any other provision of this
Section 8.5, if the representative advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors of the Company (other than Registrable Securities) and the securities held by Other Shareholders (other than Registrable Securities) shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders of Registrable Securities whose securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they held at the time of the request for registration made by the Initiating Holders pursuant to Section 8.5(a). No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder of Registrable Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (c) The Initiating Holders may issue up to an aggregate of two written requests under this Section 8.5.

          (d)  If at the time of any request to effect a registration under this
Section 8.5, the Company is engaged or has fixed plans to engage within 30 days of the time of the request is a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the registration under this Section
8.5 to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other activity, as the case may be, provided that the Company may exercise such
                                    --------
option only once in any twelve month period.

           8.6 Company Registration.
               --------------------

           (a) If, prior to March 5, 2005, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, a registration statement on Form

S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, any registration statement covering only securities proposed to be issued in exchange for securities or assets of another company, a registration statement pursuant to Section 8.5, or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

           (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.6(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b)    Underwriting.  If the registration of which the Company gives
                 ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company, provided that such underwriting agreement shall not provide for
             --------
indemnification or contribution obligations on the part of Holders greater than the obligations of the Holders pursuant to Section 8.9(b) unless agreed to by such Holders. Notwithstanding any other provision of this Section 8.6, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by officers and directors of the Company

(other than Registrable Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all such Holders and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they held at the time the Company gives the notice specified in Section 8.6(a)(i). If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          8.7       Expenses of Registration.  All Registration Expenses
                    ------------------------
incurred in connection with any registration, qualification or compliance pursuant to this Section 8 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however,
                                                          --------
that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders (other than due to a material adverse change in the business of the Company or any refusal to proceed based upon the advice of counsel that the registration statement, or any prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing), the registration statement does not become effective, in which case the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided,
                                                                    --------
further, that such registration shall not be counted as a registration pursuant
-------
to Section 8.5(a)(ii)(B).

          8.8       Registration Procedures.  In the case of each registration
                    -----------------------
effected by the Company pursuant to Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (a) Use its reasonable best efforts to keep such registration effective for a period of one hundred twenty days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

          (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 8.5 hereof, enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions on the part of the Company; and

          (d) Use its reasonable best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders.

If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall as promptly as practicable provide the selling Holders with revised prospectuses, and, following receipt of the revised prospectuses, the selling Holders may resume making offers of the Registrable Securities.

          Any other provision of this Agreement notwithstanding, upon receipt by a Holder of a written notice from the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Agreement, and the Holders agree that they will immediately suspend sales of securities under any effective registration statement for a reasonable period of time, in either case not to exceed 90 days, at any time at which, in the Company's reasonable judgment, (i)
                                                                             -
there is a development involving the Company or any of its subsidiaries that is material but that has not yet been publicly disclosed or (ii) registration
                                                          --
requires a special audit. In the event sales by the Holder pursuant to an effective registration statement are suspended in compliance with this paragraph, there shall be added to the period during which the Company is obligated to keep a registration statement effective the number of days for which sales were so suspended.

           8.9 Indemnification.
               ---------------

           (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or registration statement, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such
                     --------
case to the extent that any such claim, loss, damage, liability, action or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein or in the preparation thereof.

           (b) Each Holder and Other Shareholder will, and hereby does, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and Other Shareholder and each of their officers, directors and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein or in the preparation thereof; provided, however, that the obligations of such Holders and
                     --------
Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 8.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligation under this Section 8.9. The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified
                                                   --------
Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further,
                                                          --------  -------
that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          8.10  Information by Holder.  Each Holder of Registrable Securities,
                ---------------------
and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

          8.11      Limitations on Registration of Issues of Securities.  From
                    ---------------------------------------------------
and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, provided that this
                                                            --------
Section 8.11 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be subordinate to the rights of the Holders provided in this Agreement.

          8.12      Rule 144 Reporting.  With a view to making available the
                    ------------------
benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

          (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) so long as you own any Restricted Securities, furnish to you forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as you may reasonably request in availing yourself of any rule or regulation of the Commission allowing you to sell any such securities without registration.

          8.13      Transfer or Assignment of Registration Rights.  The rights
                    ---------------------------------------------
to cause the Company to register your securities granted to you by the Company under

Section 8.6 may be transferred or assigned by you to a transferee or assignee of any of your Restricted Securities, provided that the Company is given written
                                   --------
notice by you at the time of or within a reasonable time after such transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided, further, that the transferee or
                                   --------  -------
assignee of such rights assumes your obligations under this Section 8.

          8.14      "Market Stand-off" Agreement.  You agree, if requested by
                    ----------------------------
the Company and an underwriter of Common Stock (or other equity securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other equity securities) of the Company held by you during the ninety-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all Holders, Other Shareholders
                                --------
and officers and directors and other shareholders of the Company holding in excess of 1% of the outstanding Common Stock (on an as converted and fully diluted basis) of the Company enter into similar agreements.

          Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such ninety-day period.

          8.15      Rights Subject to Foothill Agreement.  The Company has
                    ------------------------------------
delivered to your special counsel a true and correct copy of the Foothill Agreement, as currently in effect. You agree that you have read the Foothill Agreement and understand the registration requirements contained in Section 5 thereof. You agree that all rights granted to you pursuant to this Section 8 shall in all respects be subject to the rights granted pursuant to the Foothill Agreement. To the extent any terms of this Section 8 are inconsistent with the terms of Section 5 of the Foothill Agreement, the terms of the Foothill Agreement shall govern so as to preserve the registration rights granted therein, and this Agreement shall be deemed to be so modified by such terms. Without limiting the generality of the foregoing, you acknowledge that, pursuant to the Foothill Agreement, (i) in the event of an underwriters' cut-back with
                            -
respect to a demand registration initiated under the Foothill Agreement, your Registrable Shares will be excluded from such registration prior to the exclusion of any shares by the stockholder initiating the registration, and (ii)
                                                                             --
in the event of an underwriters' cut-back with respect to a registration initiated by the Company, your Registrable Shares and the shares requested to be included pursuant to the piggyback rights contained in the Foothill Agreement will first be excluded form such registration statement pro rata based upon the number of shares requested to be included.

          8.16 Terms of Preferred.  You agree not to transfer any shares of
               ------------------
Preferred to a direct competitor of the Company, as determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, but subject to Section 8.1, the Company acknowledges that you may transfer shares of Common Stock issued upon conversion of the Preferred to any person, including a competitor.

          8.17 Right of First Offer.  You may not transfer any Shares or
               --------------------
Warrants (or any shares acquired upon the exercise or conversion thereof) other than in accordance with the terms of this Section and the other relevant provision of this Agreement, and any transfer other than in accordance with the terms hereof shall be null and void. In the event you propose to transfer any Shares or Warrants (or any shares acquired upon the exercise or conversion thereof), you shall give the Company prior written notice of your intention, describing in as much detail as is reasonably practicable the price or price range and other terms upon which you propose to transfer such securities. The Company shall have the option for ten days from the date of receipt of any such notice to offer to purchase all or a portion of such securities upon the terms specified in an offer letter delivered by the Company to you. You shall respond in writing to the Company within 10 days of receipt thereof indicating whether you accept the Company's offer. In the event you accept the Company's offer, the closing of such purchase shall take place as soon as is reasonably practicable. In the event you elect not to accept the Company's offer, you shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale covered thereby shall be closed, if at all, within 30 days from the date of said agreement) to sell all or a portion of your securities; provided that, insofar as any such sale relates to the securities covered by the Company's offer, such sale must be at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's offer. In the event that you have not sold within said 90-day period or entered into an agreement to sell your securities within said 90-day period (or sold securities in accordance with the foregoing within 30 days from the date of said agreement), you shall not thereafter sell any securities without first giving notice to the Company and otherwise complying with the provisions of this Section. Notwithstanding anything to the contrary contained herein, in any three month period, you may sell Shares or Warrants convertible into (or shares acquired upon conversion or exercise of the Shares or Warrants) up to one percent of the outstanding Common Stock (on a fully diluted basis) without complying with this right of First Offer.

                                  SECTION 9.

                                 Miscellaneous
                                 -------------

          9.1       Governing Law.  This Agreement shall be governed in all
                    -------------
respects by the laws of the Commonwealth of Massachusetts.

          9.2       Survival.  The representations, warranties, covenants and
                    --------
agreements made herein shall survive (i) any investigation made by you and (ii)
                                      -                                     --
the Closing.

          9.3       Successors and Assigns.  Except as otherwise expressly
                    ----------------------
provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          9.4       Entire Agreement; Amendment.  This Agreement (including the
                    ---------------------------
Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holder of a majority of the Shares.

          9.5       Notices, etc.  All notices and other communications required
                    ------------
or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand, by Federal Express or by messenger, addressed to the addresses set forth at the beginning of this Agreement, or at such other address as the Company or such Purchaser shall have furnished to the other in writing, or if to any other holder of any Shares or any Common Stock issued upon conversion of Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company.

          9.6       Delays or Omissions.  No delay or omission to exercise any
                    -------------------
right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          9.7   Rights; Separability.  In case any provision of the Agreement
                --------------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           9.8  Agent's Fees.
                ------------

           (a) The Company hereby agrees to indemnify and to hold you harmless from and against any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm, including without limitation BT Alex Brown (and the costs and expenses of defending against such liability or asserted liability), arising in connection with the sale of the Shares from any act by the Company or any of its employees or representatives.

           (b)  You (i) represent and warrant that you have retained no finder
                     -
or broker in connection with the transactions contemplated by this Agreement and
(ii) hereby agree to indemnify and to hold the Company harmless from any
 --
liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which you, or any of your employees or representatives, are responsible.

           9.9  Expenses.  The Company shall bear its own expenses and legal
                --------
fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, and the Company will pay up to $50,000 of the reasonable fees, charges and disbursements of Debevoise & Plimpton, your special counsel with respect to this Agreement and the transactions contemplated hereby.

           9.10 Titles and Subtitles.  The titles of the paragraphs and sub-
                --------------------
paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

           9.11 Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

           9.12 Confidentiality.  You agree that you will keep confidential and
                ---------------
will not disclose or divulge any confidential, proprietary or secret information which you may obtain or have obtained from the Company from the financial statements, reports and other materials submitted by the Company to you pursuant to or in connection with this Agreement, unless such information is known, or until such information becomes known, to the public; provided that you may disclose such information to your attorneys, accountants, consultants and other professionals to the extent necessary to obtain services in connection with your investment in the Company.

          If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                              Very truly yours,

                              BANYAN SYSTEMS INCORPORATED


                              By   /s/ William P. Ferry
                                ----------------------------------------------
                                  Name: William P. Ferry
                                  Title: President

ACCEPTED AND AGREED TO:

HARBOURVEST PARTNERS
  V-DIRECT FUND L.P.

By   HVP V-Direct Associates, L.L.C.
        its General Partner

By   HarbourVest Partners, LLC
        its Managing Member

By  /s/ Robert Wadsworth
  --------------------------------------
   Name: Robert Wadsworth
   Title: Managing Director